For immediate release

GSRX INDUSTRIES INC. COMPLETES CONSTRUCTION OF 6TH MEDICINAL CANNABIS DISPENSARY IN PUERTO RICO

New Green Spirit RX Dispensary Located in Isla Verde District of Carolina, Puerto Rico

Dorado, Puerto Rico, March 5, 2019 – GSRX Industries Inc. (OTCQB: GSRX) (“GSRX” or the “Company”) announced today that, through its wholly-owned subsidiary, Project 1493 LLC, the Company has completed construction of its sixth Green Spirit RX medicinal cannabis dispensary in Puerto Rico. Located in the Isla Verde District of Carolina, this is the newest location for which the Company has received pre-qualification for a dispensary license from the Department of Health of Puerto Rico. Operations at the Isla Verde location will commence following final inspection and receipt of the requisite operating permit from the DHPR.

Currently, there are five Green Spirit RX medicinal cannabis dispensaries open in Puerto Rico, with locations in Dorado, Carolina, Fajardo, Andalucia and San Juan’s Hato Rey neighborhood. The Company has additional locations currently under development/construction in Guaynabo,

Bayamón and Old San Juan.

Green Spirit’s newest Green Spirit RX dispensary is located at 1060 Av. Isla Verde, Carolina, Puerto Rico 00913. Isla Verde is one of the most popular beach vacation destinations in the metro San Juan area and attracts both leisure and business travelers. It is home to some of the island’s most luxurious beachfront hotels, and Isla Verde Beach was voted the Best Urban Beach 2016 by USA Travel readers. Isla Verde is located within minutes of San Juan’s Luis Muñoz Marin International Airport and boasts an active nightlife scene, with casinos, dance clubs and elegant lounges.

Like the Company’s other locations throughout Puerto Rico, the Isla Verde Green Spirit RX dispensary will offer patients an extensive selection of medicinal cannabis. Importantly, the island’s cannabis law includes a reciprocity policy that allows dispensaries to serve patients who are visiting for business or pleasure and who hold a medical cannabis card from their home state.

GSRX recently announced that it has adjusted its 1st quarter guidance upwards, citing stronger than anticipated sales across the Company’s dispensaries (GSRX Raises First Quarter Guidance).

About GSRX Industries Inc. GSRX Industries Inc. (OTCQB: GSRX), through its subsidiaries, is in the business of acquiring, developing and operating retail cannabis dispensaries, and is in the process of expanding its business to include the cultivation, extraction, manufacture and delivery of cannabis and cannabinoid products. Currently, GSRX operates five cannabis dispensaries in Puerto Rico under the name Green Spirit RX, one dispensary in California under the name The Green Room, and has five additional pre-qualified locations in Puerto Rico, all of which are in various phases of development and construction. GSRX also owns and operates the e-commerce site GetPureAndNatural.com, which offers a broad range of pharmaceutical grade CBD products.

Websites:

Green Spirit RX https://www.greenspiritrx.com/

Spirulinex https://www.spirulinex.com

Get Pure and Natural GetPureandNatural.com

Instagram:

Spirulinex https://www.instagram.com/spirulinex/

The Green Room https://www.instagram.com/greenroommendo/

Facebook:

Green Spirit RX (Puerto Rico) https://www.facebook.com/Green-Spirit-Rx-746194692378429/

Spirulinex https://www.facebook.com/spirulinex/

The Green Room https://www.facebook.com/greenroommendo/

Forward-Looking Statements

This press release contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, anticipated revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

Contact:

Paul Gendreau

PGPR

paul@pgprmedia.com

678-807-7945